Exhibit 99.1

Finjan’s Core Patents Further Strengthened by US Patent & Trademark Office
USPTO Rejects Symantec’s Petitions for Inter Partes Review of Finjan Patents

EAST PALO ALTO, CA – 02/29/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that on February 26, 2016, the Patent Trial and Appeal Board (PTAB) for the United States Patent & Trademark Office (USPTO) rejected Symantec Corporation’s attempts to invalidate two of subsidiary, Finjan, Inc.’s, patents through Inter Partes Review (IPR). Symantec’s petitions (Cases IPR2015-01895 and IPR2015-01897) allege that Finjan’s patents, U.S. Patent Nos. 7,613,926 (“the ‘926 Patent”) and 8,677,494 (“the ‘494 Patent”) are invalid. The PTAB determined that Symantec failed to establish a reasonable likelihood that it would prevail at trial in showing either the ‘926 or the ‘494 Patents are invalid.

Relatedly, on February 25, 2016, the PTAB also denied all three of Symantec’s Request for Rehearing on the PTAB’s earlier denials of Symantec’s petitions for IPRs, directed to Finjan’s US Patent Nos. 7,756,996 (IPR2015-01545/-01546) and 8,141,154 (IPR2015-01547).
[See, US Patent Office Rejects Review on Six of Symantec's Petitions for Inter Partes Review Challenging Five of Finjan's Patents Asserted Against Symantec, January 14, 2016.]

“There can be no doubt that Symantec’s last two failed attempts to institute trial by the PTAB further strengthen not only Finjan’s ‘926 and ‘494 Patents but also its portfolio of core cybersecurity patents as a whole,” said Julie Mar-Spinola, Finjan Holdings’ CIPO and VP, Legal. “Our string of wins against numerous challenges to our patents in the courts and before the PTAB reinforces our determination to seek fair and just value for our patents from those we believe are practicing our patented innovations without a license.”

Current tally of Symantec challenges:

IPR2015-01548 (‘182 Patent): DENIED
IPR2015-01547 (‘154 Patent): DENIED
IPR2015-01552 (‘289 Patent): DENIED
IPR2015-01549 (‘299 Patent): DENIED
IPR2015-01546 (‘996 Patent): DENIED
IPR2015-01545 (‘996 Patent): DENIED
IPR2015-01895 (‘926 Patent): DENIED
IPR2015-01897 (‘494 Patent): DENIED

Following the recent denials to institute the IPRs filed by Sophos, this is now the tenth consecutive denial of IPR challenges against Finjan’s patents. (See, IPR Cases IPR2015-00907 and IPR2015-01022).
Finjan’s lawsuit filed in July of 2014 (CAND-3-14-cv-02998) against Symantec will continue as originally filed. Finjan also has pending infringement lawsuits against FireEye, Inc., Proofpoint Inc., Sophos, Inc., Palo Alto Networks, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney
Zumado Public Relations
(415) 732-7801
ngaffney@zumado.com
Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245
investors@finjan.com